UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Creative Realities, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

CREATIVE REALITIES, INC.

13100 Magisterial Drive, Suite 102

Louisville, KY 40223

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON [●], 2025

TO THE SHAREHOLDERS OF CREATIVE REALITIES, INC.:

Please take notice that an annual meeting of shareholders of Creative Realities, Inc. (the “Company”) will be held, pursuant to due call by the Board of Directors (the “Board”), on [●], 2025, at [●] Eastern time at 13100 Magisterial Drive, Suite 201, Louisville, Kentucky 40223, or at any continuation, postponement or adjournment thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of six members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified (Proposal 1);

2.	The ratification of the engagement of Grant Thornton LLP (“Grant Thornton”) to act as the Company’s independent registered public accounting firm for the fiscal year 2025 (Proposal 2);

3.	The approval, on a non-binding advisory basis, of a resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement accompanying this Notice (Proposal 3);

4.

The approval, pursuant to Nasdaq Listing Rule 5635(a), 5635(b) and 5635(d), for the issuance of the Company’s common stock, par value $0.01 per share (the “Common Stock”), upon conversion of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) issued and sold to affiliates of North Run Capital, LP in excess of the existing “Beneficial Ownership Limitation” and the “Exchange Cap” limitation provided for in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, and the corresponding "change of control," as such term is defined under Nasdaq rules (the “Series A Conversion Proposal”)(Proposal 4);

5.

The approval of a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any one or more of the foregoing proposals (the “Adjournment Proposal”)(Proposal 5); and

6.	The transaction of such other business as may properly come before the annual meeting or any continuation, postponement or adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice. The record date for the annual meeting is November 26, 2025. Only shareholders of record at the close of business on that date may vote at the annual meeting or any continuation, postponement or adjournment thereof.

By Order of the Board of Directors,

/s/ Richard Mills
Richard Mills
Chairman and Chief Executive Officer

Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented. Voting your shares will ensure the presence of a quorum at the annual and will save us the expense of further solicitation. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL SHAREHOLDER MEETING TO BE HELD ON [●], 2025:

The proxy statement for the annual meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available free of charge at the following website: [●].

This Notice and the proxy statement, form of proxy, and accompanying materials are first being distributed or made available, as the case may be, to shareholders on or about [●], 2025.

CREATIVE REALITIES, INC.

13100 Magisterial Drive, Suite 102

Louisville, KY 40223

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON [●], 2025

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Creative Realities, Inc. in connection with our 2025 annual meeting of shareholders, including any continuation, postponement or adjournment thereof (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about [●], 2025.

Except where the context otherwise requires, references to “Creative Realities,” “the Company,” “we,” “us,” “our” and similar terms refer to Creative Realities, Inc. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of our common stock, par value $0.01 per share (“Common Stock”) and our Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), and references to “Preferred Shares” refer to shares of our Series A Preferred Stock.

Why am I receiving these proxy materials?

We are providing you with these proxy materials because the Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any continuation, postponement or adjournment thereof. We intend to distribute or make available, as the case may be, this proxy statement and accompanying proxy card on or about [●], 2025, to all shareholders of record entitled to vote at the Annual Meeting.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

When and where will the Annual Meeting be held?

The Annual Meeting will be held in person on [●], [●], 2025, at [●] Eastern time, at 13100 Magisterial Drive, Suite 201, Louisville, Kentucky 40223, or at any continuation, postponement or adjournment thereof.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to consider and take appropriate action with respect to the following:

1.	The election of six members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified (Proposal 1);

2.	The ratification of the engagement of Grant Thornton LLP (“Grant Thornton”) to act as the Company’s independent registered public accounting firm for the fiscal year 2025 (Proposal 2);

3.	The approval, on a non-binding advisory basis, of a resolution to approve compensation of the Company’s executive officers as disclosed in this proxy statement (Proposal 3);

4.

The approval, pursuant to Nasdaq Listing Rule 5635(a), 5635(b) and 5635(d), for the issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock issued and sold to affiliates of North Run Capital, LP in excess of the existing “Beneficial Ownership Limitation” and the “Exchange Cap” limitations provided for in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, and the corresponding "change of control," as such term is defined under Nasdaq rules (the “Series A Conversion Proposal”)(Proposal 4);

5.

The approval of a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any one or more of the foregoing proposals (the “Adjournment Proposal”)(Proposal 5); and

6.	The transaction of such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

With respect to the Series A Conversion Proposal, shareholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Minnesota law, our organizational documents or any other purpose.

Who can attend the Annual Meeting?

The Board of Directors has fixed November 26, 2025 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, or the “record date.” Only shareholders of record, including holders of our Common Stock and Series A Preferred Stock, at the close of business on the record date, or their duly appointed proxies, are authorized to attend the Annual Meeting. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting. If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring either a copy of the brokerage statement reflecting your stock ownership as of the record date or a legal proxy from your bank or broker.

Who can vote at the Annual Meeting?

Only shareholders of record, including holders of our Common Stock and Series A Preferred Stock, at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, [10,518,932] shares of Common Stock and 30,000 Preferred Shares were issued and outstanding.

Each share of our Common Stock entitles the holder thereof to one vote on each matter submitted for shareholder approval.

The holders of Preferred Shares are entitled to vote as a single class with the holders of our Common Stock, on an as-converted to Common Stock basis, on all matters submitted to a vote of stockholders, subject to the voting and conversion restrictions described below. As of the record date, our Common Stock and Preferred Shares (on an as-converted basis) have the following total number of votes:

Class of Stock	Outstanding Shares	Total Number of Votes
Common Stock	[10,518,932]	[10,518,932] votes
Series A Preferred Stock	30,000	2,102,734 votes

What are the voting restrictions and limitations of Series A Preferred Stock?

Each Preferred Share will have such number of votes as is determined in accordance with the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock related thereto (the “Certificate of Designations”). For purposes of determining voting rights, each Preferred Share is convertible into the number of shares of Common Stock (“Conversion Shares”) at a rate (the “Conversion Rate”) calculated by dividing (i) the stated value of $1,000.00 (the “Stated Value”), plus the amount of accrued and unpaid dividends on such Preferred Share through the date of determination, by (ii) a conversion price equal to $3.00 (the “Conversion Price”), taking into account (if applicable) the conversion limitations resulting from the Beneficial Ownership Limitation and the Exchange Cap limitation described below.

Under the Beneficial Ownership Limitation, no holder of Preferred Shares may acquire Conversion Shares if the issuance thereof would result in the converting holder or its affiliates beneficially owning in excess of 19.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance. Under the Exchange Cap limitation, the total number of Conversion Shares issuable upon conversion of outstanding Preferred Shares, when added to all Conversion Shares previously issued upon prior conversions, may not exceed 2,102,734 shares, which represents 19.99% of our issued and outstanding Common Stock immediately prior to entering into the Securities Purchase Agreement governing the sale and issuance of the Preferred Shares.

As of the record date (and taking into account the amount of accrued and unpaid dividends on the Preferred Shares and the conversion restrictions discussed above), holders of Preferred Shares, collectively, are entitled to cast a total of 2,102,734 votes on each matter to be voted upon at the Annual Meeting; however, as described in the Series A Conversion Proposal, the holders of Preferred Shares are not currently permitted to vote any Preferred Shares or any Conversion Shares they hold as a result of the conversion of Preferred Shares on the Series A Conversion Proposal.

The Company’s directors, executive officers and certain key employees who collectively hold [732,471] shares of Common Stock as of the record date, are each party to voting agreements pursuant to which, among other things, each has agreed, solely in his or her capacity as a shareholder, to vote all of his or her shares of Common Stock in favor of the approval of the Series A Conversion Proposal.

What will constitute a quorum at the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting. The presence at the Annual Meeting, in person or by proxy, of a majority of the voting power of the shares entitled to vote, will constitute a quorum permitting our shareholders to conduct business at the Annual Meeting. We will include abstentions in the number of shares of common stock present at the Annual Meeting for purposes of determining a quorum. Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting. If there is no quorum, the holders of a majority of the voting power of shares deemed present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date. In such case, a notice of such adjournment shall be mailed to each shareholder of the Company entitled to vote at least five days before such adjourned meeting.

How do I vote my shares that are held by my bank, broker or other agent?

If you hold any or all of your shares through a bank, broker or other agent, you should follow the voting instructions provided to you by the bank, broker or nominee. Specific voting procedures relating to your shares held through a bank, broker or other agent will depend on their particular voting arrangements and procedures.

What happens if my shares are held in “street name” by my bank, broker or other agent and I do not provide my broker, bank or nominee with voting instructions?

If you hold any or all of your shares through a bank, broker or other agent and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, or NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposals 1, 3, 4 and 5 are considered to be “non-routine” under NYSE rules.

If you are a beneficial owner of shares held in “street name” through a bank, broker or other agent, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not provide voting instructions to his or her broker, bank or other securities intermediary holding his, her or its shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1 (Election of Directors), 3 (Advisory Vote on Executive Compensation), 4 (Series A Conversion Proposal) and 5 (Adjournment Proposal) are considered to be “non-routine” under NYSE rules and, therefore, we expect broker non-votes to exist in connection with such proposals. Proposal 2 (Ratification of Auditor) is considered a routine matter under NYSE rules, and without your instruction, your broker, bank or other agent may vote your shares in its discretion on such proposal.

How do I vote my shares that I own of record?

If you are a holder of record, then you or your duly authorized agent may vote by completing and returning the accompanying proxy card, visiting [www.investorvote.com/CREX] to cast your vote on the Internet, or you may attend the Annual Meeting and vote in person. If you are voting online, you will need the unique 15-digit control number, which is printed on your proxy card. For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your votes for any nominee you specify. For Proposals 2, 3, 4 and 5, you may vote “For” or “Against” or abstain from voting. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using your proxyholder’s best judgment.

May I change my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Chief Executive Officer at 13100 Magisterial Drive, Suite 102, Louisville, Kentucky 40223, a notice of revocation or a duly executed proxy (bearing a later date) on or prior to the close of business on [●], 2025. You may also revoke a previously granted proxy by attending the Annual Meeting and voting in person.

How are votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted AS DIRECTED BY YOU. If you return a proxy card but do not indicate how your shares are to be voted, your shares will be voted FOR the election of all 7 nominees for director and FOR approval of Proposals 2, 3, 4 and 5.

Is cumulative voting permitted for the election of directors?

No. You will not be permitted to cumulate your votes for the election of directors. Under Minnesota law, shareholders are not entitled to cumulative voting rights unless a corporation’s articles of incorporation authorizes such rights. The Company’s articles of incorporation do not authorize cumulative voting rights for shareholders.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal	Vote Required for Approval
1: Election of Directors

Directors will be elected by a plurality of the votes cast by the holders of shares present or represented by proxy and entitled to vote on the election of directors. The six nominees receiving the most “For” votes will be elected as directors. Broker non-votes will not affect the outcome of the election of directors. Withhold votes will not affect the vote for Proposal 1.

2: Ratification of Auditors

“For” votes from the holders having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. Abstentions have the same effect as an “Against” vote for Proposal 2. Because brokers have discretionary authority to vote on your behalf with respect to Proposal 2, we do not expect broker non-votes on this proposal.

3: Advisory Vote on Executive Compensation

“For” votes from the holders having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will not affect the outcome. Abstentions will have the same effect as a vote “against” Proposal 3.

For Proposal 3, because this vote is advisory, it will not be binding upon the Company or the Board of Directors. However, we value our shareholders’ opinions, and we will consider the outcome of this vote when determining future executive compensation arrangements and the frequency of future votes on executive compensation arrangements.

4: Series A Conversion Proposal

“For” votes from the holders having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will not affect the outcome. Abstentions will have the same effect as a vote “against” Proposal 4.

Although holders of Preferred Shares generally are entitled to vote on all matters on which holders of Common Stock are entitled to vote, on an as-converted-to-Common-Stock basis (subject to certain voting limitations as described herein), voting together as a single class with the Common Stock, pursuant to the listing rules of The Nasdaq Stock Market LLC and the Certificate of Designations, holders of Preferred Shares are not entitled to vote any Preferred Shares they hold (including on an as-converted-to-Common-Stock basis) or any Conversion Shares they hold as a result of the conversion of Preferred Shares, on Proposal 4. Such holders are entitled to vote other shares of Common Stock held by them as of the record date, if any.

5: Adjournment Proposal

“For” votes from the holders having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will not affect the outcome. Abstentions will have the same effect as a vote “against” Proposal 5.

How does the Board of Directors recommend that shareholders vote on the proposals?

Our Board of Directors recommends a vote “FOR” each of the director nominees in Proposal 1, and “FOR” Proposals 2, 3, 4 and 5.

Are there dissenters’ or appraisal rights?

No. None of the proposals to be considered and voted upon at the Annual Meeting entitle our shareholders to any dissenters’ or appraisal rights.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed by us for their reasonable expenses. We may also engage the services of a proxy solicitor to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements.

How can I determine the results of the voting at the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting, if available. Preliminary results, if necessary, and final results will be reported on a Current Report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting, the proxy materials or your ownership of our common stock, please contact our Chief Financial Officer, at (502) 791-8800.

When are shareholder proposals due for the 2026 annual meeting?

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2026 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received by the Company at its principal address at 13100 Magisterial Drive, Suite 102, Louisville, Kentucky 40223, to the attention of the Company’s Chief Financial Officer no later than [●], 2026; provided that if the 2026 annual meeting of shareholders is more than 30 days before or after the date of the 2025 Annual Meeting of shareholders, then shareholder proposals are due within 10 days of the mailing of notice of the 2026 annual meeting. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2026 annual meeting of shareholders after [●], 2026 (or if the 2026 annual meeting of shareholders is more than 30 days before or after the date of the 2025 Annual Meeting of shareholders, after the close of business on the tenth (10th) day following the day on which notice of the date of the 2026 annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs), we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our amended and restated bylaws provide that for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, the shareholder must generally notify us in writing at our principal address not later than 90 days in advance of such meeting. A copy of our amended and restated bylaws may be obtained from our Chief Financial Officer by written request to our principal address at 13100 Magisterial Drive, Suite 102, Louisville, Kentucky 40223.

In addition to satisfying the requirements under our amended and restated bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than November 22, 2025.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Six persons have been nominated for election as directors at the Annual Meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

Vote Required

The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting shall be elected to the Board of Directors. Set forth below is certain information concerning the nominees for the Board of Directors. The Board of Directors recommends that shareholders vote “FOR” the nominees listed below.

Name	Age	Positions
David Bell	81	Director
Thomas B. Ellis	56	Director
Donald A. Harris	71	Director
Dan McGrath	63	Director
Richard Mills	68	Chief Executive Officer, interim Chief Financial Officer and Director (Chairman)
Stephen Nesbit	73	Director

The biographies of the above-identified individuals are set forth below:

David Bell joined our Board of Directors in August 2014 in connection with our acquisition of Creative Realities, LLC. Mr. Bell brings over 40 years of advertising and marketing industry experience to the Board, including serving as CEO of three of the largest companies in the industry - Bozell Worldwide, True North Communications and The Interpublic Group of Companies, Inc. Mr. Bell has previously led Slipstream Communications, LLC which is an international company providing strategic branding, digital marketing, and public relations services and served as a Senior Advisor to Google Inc. from 2006 to 2009. Mr. Bell previously served as an Operating Advisor at Pegasus Capital Advisors. He was a Senior Advisor to AOL from 2008 to 2016 and has also served on the boards of multiple publicly traded companies, including Lighting Science Group Corporation and Point Blank Solutions, Inc., and Primedia, Inc., and served as President and CEO of The Interpublic Group of Companies Inc. from 2003 to 2005. Mr. Bell served as an independent director on the Board of Directors of Time, Inc. from June 2014 to January 2018.

Thomas B. Ellis was appointed to our Board of Directors on November 6, 2025. Mr. Ellis has served as a Co-Managing Member at North Run Capital, LP, a public security investment firm, since December 2002. Prior to co-founding North Run in 2002, Mr. Ellis, was a Principal at Berkshire Partners, LLC, a private equity firm, an Analyst at MHR Fund Management, a hedge fund and distressed debt fund, and an Associate in the Investment Banking Division of Goldman, Sachs & Co. Mr. Ellis received an A.B. degree from Princeton University and a J.D. degree from Harvard Law School. Mr. Ellis has served on the board of directors of LENSAR, Inc. (Nasdaq: LNSR) since May 2023, on the board of directors of Guerilla RF, Inc. (OTCQX:GUER) since August 2024, and on the board of directors of LightPath Technologies, Inc. (Nasdaq: LPTH) since February 2025.

Donald A. Harris was appointed to our Board of Directors in August 2014 in connection with our acquisition of Broadcast International, Inc. He has been President of 1162 Management, and the General Partner of 5 Star Partnership, a private equity firm, since June 2006. Mr. Harris has been President and Chief Executive Officer of UbiquiTel Inc., a telecommunications company organized by Mr. Harris and other investors, since its inception in September 1999 and also its Chairman since May 2000. Mr. Harris served as the President of Comcast Cellular Communications Inc. from March 1992 to March 1997. Mr. Harris received a Bachelor of Science degree from the United States Military Academy and an MBA from Columbia University. Mr. Harris’s experience in the telecommunications industry and his association with private equity funding is valuable to the Company.

Dan McGrath was appointed to our Board of Directors on November 6, 2025. Mr. McGrath joined Cineplex Odeon Corporation in 1987 and held various financial and operational roles from 1987 to 2000. Upon joining Galaxy in 2000, he held the position of Executive Vice President and held that position with the corporation until 2011 when he was named Chief Operating Officer. In his current role as Chief Operating Officer of Cineplex Inc., Mr. McGrath oversees theatre operations and food service, location-based entertainment (The Rec Room, Playdium, Junxion), design and construction, real estate, strategic planning, as well as the company’s media businesses, which included Cineplex Digital Media prior to the Company’s acquisition of such business in 2025. He is a member of the Board of Directors of Scene+, the Movie Theatre Association of Canada (where he is also Treasurer), Canada’s Walk of Fame, and he is a member of the Finance Committee for Covenant House. Mr. McGrath graduated from Brock University with a BAdmin (Honours) and holds the accounting designations of Chartered Professional Accountant (CPA) and Chartered Accountant (CA).

Richard Mills is currently our Chief Executive Officer, interim Chief Financial Officer, a member of our Board of Directors and Chairman of the Board. Mr. Mills has served as our Chief Executive Officer and a member of our Board of Directors since 2015, as interim Chief Financial Officer since October 10, 2025, and has served as Chairman of the Board since November 2023. Mr. Mills possesses over 32 years of industry experience. He was previously Chief Executive Officer of ConeXus World Global, a leading digital media services company, which he founded in 2010, and which was acquired by the Company. Prior to founding ConeXus, Mr. Mills was President and Director at Beacon Enterprise Solutions Group, Inc., a public telecom and technology infrastructure services provider. Previous to that, he joined publicly traded Pomeroy Computer Resources, Inc. in 1993 and served as Chief Operating Officer and a member of the Board of Directors from 1995 until 1999. Mr. Mills helped grow sales at Pomeroy during his time there from $100 million to $700 million. Mr. Mills was also a founder of Strategic Communications LLC.

Stephen Nesbit was appointed to our Board of Directors in 2019. Mr. Nesbit has been in the digital signage and digital advertising industry for over 20 years. He is currently the Managing Director of Prestonwood Trail Holdings LLC and has provided advisory services for companies in the Digital Signage and Digital Media Industry for the past 10 years. He has directed and advised projects in North America, Europe, Asia proper, Southeast Asia, the Middle East, Australia and Africa. Prior to founding Prestonwood Trail, Mr. Nesbit was the President/COO at Reflect Systems, a prominent software and services company in the Digital Signage business. He joined Reflect after serving as President/COO of MarketForward, the Global Digital Media Division owned by the Publicis Groupe S.A. in Paris France. Mr. Nesbit began his career in Digital Signage as the EVP Global Operations & GM International Business for Next Generation Network. NGN was one of the first Digital Place Based Advertising companies in the industry before its sale to Anschutz Investments where the company changed its name to National Cinemedia (NASDAQ: NCMI). He began his career at IBM in the Data Processing Division holding various field and HQ management positions. Mr. Nesbit also held management and executive positions at Wang Labs and BBN Communications Inc., the communications company that was the original architect of the Internet. Mr. Nesbit holds an undergraduate degree from the University of Notre Dame and earned an MBA from the Indiana University Kelly Graduate School of Business.

Under our corporate bylaws, all of our directors serve for annual terms expiring upon the next annual meeting of our shareholders.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on the industry and transactional experience, in addition to any unique skills or attributes associated with a director. With regard to Mr. Bell, the Board considered his deep experience within the advertising and marketing industries and his prior management of large enterprises. With regard to Mr. Mills, the Board of Directors considered his extensive background and experience in the industry. With regard to Mr. Harris, the Board of Directors considered his extensive experience in the telecommunications industry and association with private equity investors. With regard to Mr. Nesbit, the Board of Directors considered his extensive experience in the digital signage industry, having run several companies in the industry and acted as a consultant broadly for digital signage companies over the past twenty years. With regard to Mr. Ellis, the Board of Directors considered his background in finance and his extensive experience investing in and working with companies. With regard to Mr. McGrath, the Board of Directors considered his significant experience in management of digital media operations, including the business of Cineplex Digital Media that was recently acquired by the Company.

The Board of Directors has determined that there are presently four “independent” directors, as such term is defined in Section 5605(a)(2) of the Nasdaq listing rules, each of whom also meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The directors whom the board has determined to be independent are Messrs. Bell, Ellis, Harris and Nesbit.

Pursuant to the Securities Purchase Agreement dated October 15, 2025 among the Company, North Run Strategic Opportunities Fund I, LP (the “Lead Investor”) and NR-SOF I (Co-Invest I), LP (the “Purchase Agreement”), which is described in Proposal 4 (the Series A Conversion Proposal), we agreed to increase the size of the Board of Directors from four to seven directors, and to appoint two designees of the Lead Investor to the Board of Directors. In accordance with this covenant, Thomas B. Ellis and Michael P. Bosco were appointed to the Board, effective as of November 6, 2025. We also agreed to provide the Lead Investor with continuing director designation rights based on the Lead Investor’s and its affiliates’ beneficial ownership of Common Stock on an as-converted basis. The director designation right will be limited to one Board designee at such time as the Lead Investor and its affiliates cease to beneficially own at least 15% of the Company’s outstanding shares of Common Stock on an as-converted basis, and the designation right will cease to exist if such beneficial ownership threshold fall below 5%. Following the appointment of Messrs. Ellis and Bosco, Nasdaq advised us that it considers the Lead Investor’s rights to appoint directors representing 20% or more of the Board’s voting power to be a "change of control," as such term is defined under Nasdaq Rule 5635(b). A “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Minnesota law, our organizational documents or any other purpose. In order to maintain compliance with such rule, on November 19, 2025, Mr. Bosco resigned as a director, we reduced the size of our Board to six directors and the Lead Investor agreed not to exercise its right to designate a second director for appointment or nomination to the Board unless and until the Series A Conversion Proposal (or similar proposal at future shareholder meeting) is approved by our shareholders. Pursuant to the designation right, our Board has nominated Thomas B. Ellis as a director nominee for reelection at the Annual Meeting and recommended that the Company’s shareholders vote in favor of his reelection. Also pursuant to the Purchase Agreement, if any of the Lead Investor’s board designees is not re-elected to the Board at the Annual Meeting, our Board is obligated to promptly increase the size of the Board by one member, if necessary, and appoint the applicable board designee to fill the resulting vacancy.

The Board of Directors recommends that you vote “FOR” the election of each Director nominee named above.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

Richard Mills serves as the Chairman of the Board of Directors and the Company’s Chief Executive Officer. The role of the Chief Executive Officer is to manage business operations and development. The role of the Chair of the Board is to oversee, among other things, communications and relations between our Board of Directors and senior management, consideration by our Board of Directors of the Company’s strategies and policies, and the evaluation of our principal executive officers by our Board of Directors. We believe that by having the Chairman and CEO held by the same person, information flows more easily between the management team and the Board of Directors. The Board of Directors believes that the Board of Directors and Company are best served at this stage of the Company’s growth and operations for Mr. Mills, as the Company’s CEO, to also serve as the Chairman. The Board maintains a majority of independence, with four out of six current directors being independent to provide appropriate oversight of the CEO’s performance and functioning. Mr. Mills is not a member of the Company’s Audit Committee or Compensation Committee. During the fiscal year ended December 31, 2024, the Board held four videoconference meetings and one in-person meeting. During that year, all directors attended at least 80% of the aggregate of the meetings of the Board and of each of the Board committees on which he served at the time. We encourage, but do not require, the Board to attend annual shareholder meetings. Messrs. Mills, Harris, Nesbit and Bell attended the 2024 annual meeting of the shareholders.

Although risk management is a core responsibility of the Company’s management, the Board of Directors recognizes that it plays a critical role in oversight of risk. The Board, in order to more specifically carry out this responsibility, has assigned the audit committee the primary duty to periodically review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major risk exposures and the steps that have been taken to monitor and control those exposures. Those risks include Company risks, such as cyber security incidents, and industry and general economic risks, such as risks related to the impact of trade policies on our supply chain, all as further identified in our annual report. The compensation committee has been assigned the duty to assess the impact of the Company’s compensation programs on risk and recommend to the Board of Directors the adoption of any policies deemed necessary or advisable in order to mitigate compensation- and human capital management-related risks.

Board Committee Membership

Our Board of Directors has created a standing Compensation Committee and Audit Committee, which are described below. The Company’s committees have a separately adopted charter that is available on the Company’s website at https://investors.cri.com. Messrs. Bell, Ellis, Harris, and Nesbit qualify as “independent” members of the board as described above.

The Board of Directors has not created a separate committee for nomination or corporate governance. Instead, the entire Board of Directors shares the responsibility of identifying potential director-nominees to serve on the Board of Directors. Nevertheless, nominees to serve as directors on our Board of Directors are selected by those directors on our board who are independent.

Compensation Committee Information. Our Compensation Committee consists of Stephen Nesbit, Donald Harris, and David Bell. Mr. Nesbit serves as chair of the committee. Each of the members of the Compensation Committee is independent under the applicable Nasdaq listing standards. The Compensation Committee did not meet during the fiscal year ended December 31, 2024. The Compensation Committee has a written charter. The Compensation Committee’s duties, which are specified in the Compensation Committee charter, include, but are not limited to:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluating the Company’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Company’s Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officers;

•	reviewing our executive compensation policies and plans;
•	implementing and administering our incentive compensation equity-based remuneration plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements, and reviewing specific disclosures in the proxy statement and reports;
•	if required, producing a report on executive compensation to be included in our annual proxy statement;
•	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors; and
•	reviewing and reassessing, on an annual basis, the adequacy of the charter and recommending to the Board any proposed changes to the charter.

Audit Committee Information. Our Audit Committee consists of David Bell, Stephen Nesbit, and Donald Harris. Mr. Bell serves as chair of the committee. The Board of Directors has determined that at least one member of the Audit Committee, Mr. Bell, is an “audit committee financial expert” as that term is defined in Regulation S-K promulgated under the Securities Exchange Act of 1934. Mr. Bell’s relevant experience in this regard is detailed above in his biography. The Board of Directors has determined that each director serving on the Audit Committee is able to read and understand fundamental financial statements. The audit committee met four times during the fiscal year ended December 31, 2024. Pursuant to our audit committee charter, responsibilities of the Audit Committee include:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our required disclosures;

•	reviewing and discussing interim financial statements prior to the filing of quarterly reports and earnings releases;
•	approving the committee report, as required by the SEC rules, to be included in the Company’s annual proxy statement or annual report;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of our independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	reviewing and reassessing on an annual basis the adequacy of the charter and recommending to the Board any proposed changes to the charter.

Report of the Audit Committee

The Audit Committee reviewed and discussed the financial statements for the fiscal year ended December 31, 2024 with management. The Audit Committee also discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent accountant its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 be included in such report.

This report has been furnished by the Audit Committee of the Board of Directors.

The Audit Committee:

David Bell (Chair)

Donald Harris

Stephen Nesbit

Communications with Board Members

Our Board of Directors has provided the following process for shareholders and interested parties to send communications to our Board and/or individual directors. All communications should be addressed to Creative Realities, Inc., 13100 Magisterial Drive, Ste. 102, Louisville, KY 40223, Attention: Corporate Secretary. Communications to individual directors may also be made to such director at our Company’s address. All communications sent to any individual director will be received directly by such individuals and will not be screened or reviewed by any Company personnel. Any communications sent to the Board in the care of the Corporate Secretary will be reviewed by the Corporate Secretary to ensure that such communications relate to the business of the Company before being reviewed by the Board.

Certain Relationships and Transactions with Related Persons

North Run Securities Purchase Agreement

Thomas B. Ellis, a director of the Company and a director nominee for reelection at the Annual meeting, is affiliated with North Run Capital, LP. See the disclosures set forth under Proposal 4 (the Series A Conversion Proposal) for related party transaction information required by Item 404(a) of Regulation S-K regarding the Company’s Securities Purchase Agreement with entities affiliated with North Run Capital, LP and the related sale and issuance of our Series A Preferred Stock.

CDM Acquisition

Daniel McGrath is the Chief Operating Officer of Cineplex Inc., the parent company of and Cineplex Entertainment Limited Partnership, a Manitoba limited partnership (“Cineplex”). Prior to Mr. McGrath’s appointment to the Board of Directors, on October 15, 2025, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with its wholly owned subsidiary, 1001372953 Ontario Inc., an Ontario corporation and Cineplex to acquire DDC Group International, Inc., an Ontario corporation and wholly owned subsidiary of Cineplex (“DDC”). DDC is the parent company of its wholly owned subsidiary, Cineplex Digital Media Inc., an Ontario corporation (“CDM”), and CDM’s wholly owned subsidiary, Cineplex Digital Media US Inc., a Delaware corporation (“CDMUS”). In this proxy statement, DDC, CDM and CDMUS are collectively referred to as the “CDM Business,” and such acquisition is referred to as the “CDM Acquisition.”

On November 7, 2025, the parties consummated the transactions contemplated by the Share Purchase Agreement. Upon the terms and conditions of the Share Purchase Agreement, at the closing of the CDM Acquisition, the Company (indirectly through 1001372953 Ontario Inc.) acquired ownership of all of the issued and outstanding capital shares of DDC for a total purchase price of approximately CAD$70,000,000, subject to customary purchase price adjustments.

The foregoing transactions were approved by our Board of Directors after full disclosure of any conflicts of interest. No directors at the time of the approval of the Borad of Directors had any conflicting interest in the transactions.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Business Conduct and Ethics is designed to help ensure our business is conducted in accordance with the highest standards of ethical behavior and satisfies the requirements of Item 406(b) of Regulation S-K. Our Code of Business Conduct and Ethics is available, free of charge, on the Company’s website at https://investors.cri.com, or upon written request to our Corporate Secretary at 13100 Magisterial Drive, Ste. 102, Louisville, KY 40223.

Hedging and Pledging Policies

Our Insider Trading Policy provides that none of our executive officers, directors or employees, or household and immediate family members of such individuals and entities that such individuals influence or control (collectively, “Insiders”) may trade in options, warrants, puts, calls or similar hedging instruments designed to hedge or offset any decrease in market value of our securities, may not sell our securities “short,” and may not hold our securities in margin accounts or pledge our securities except in cases where the individual seeks to pledge our securities as collateral for a loan (not including margin debt) if they can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities. These prohibitions apply to avoid any appearance that an Insider is trading based on material non-public information and focus his or her attention on short-term performance at the expense of the Company’s long-term objectives.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation of our named executive officers for 2024 and 2023 (table and footnotes in whole dollars):

Name and Principal Position(a)	Years	Salary ($)	Bonus ($)(b)	Stock Awards ($)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	All Other Compensation ($)	Total ($)
Richard Mills	2024	450,000	-	-	-	-	-	450,000
Chief Executive Officer and Director	2023	450,000	-	-	-	-	-	450,000

Will Logan	2024	350,000	50,000	-	-	-	-	400,000
Chief Financial Officer	2023	350,000	-	-	-	-	-	350,000

(a)	Mr. Mills joined the Company effective October 15, 2015. Mr. Logan joined the Company effective November 6, 2017 and resigned as Chief Financial Officer on January 31, 2025.

(b)	On November 13, 2024, the Company awarded Mr. Logan, a $50,000 bonus for his services rendered in 2023.

The material terms of employment agreements of Richard Mills, Chief Executive Officer of the Company, and Will Logan, Chief Financial Officer of the Company, and payments to be made upon a change in control are discussed below.

Our named executive officers are eligible for retirement benefits on the same terms as non-executives under the Company’s defined contribution 401(k) retirement plan. Employees may contribute pretax or after-tax compensation to the plan in accordance with current maximum contribution levels proscribed by the Internal Revenue Service. The Company contributes an employer contribution match of 50% of employee wages up to 6%, for an effective match of 3%.

Richard Mills Employment Agreement

The Company employs Richard Mills as its Chief Executive Officer. Mr. Mills and the Company entered into an employment agreement on November 12, 2021. The employment agreement is effective for a one-year term, which automatically renews for additional one-year periods unless either the Company or Mr. Mills elects not to extend the term. The agreement provided for an initial annual base salary of $330,000 subject to annual increases but generally not subject to decreases. In accordance with the agreement, Mr. Mills’ annual base salary was adjusted automatically on February 17, 2022 upon the closing of the Merger to $450,000, subject to annual increases but not generally subject to decreases. Under the agreement, Mr. Mills is eligible to participate in performance-based cash bonus or equity award plans for Company senior executives. Mr. Mills will participate in Company employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets applicable eligibility requirements. In the event of a termination of employment for good reason, as defined, without cause, as defined, or within 12 months following a change in control, as defined, other than for reason of death, disability or for cause, Mr. Mills will be entitled to receive aggregate severance payments equal to twelve months of his base salary. The agreement provides that any severance payments would be paid in installments over the course of the severance. The agreement contains certain non-solicitation and non-competition provisions that continue after employment for a period of one year. The agreement also contains other customary restrictive and other covenants relating to the confidentiality of information, the ownership of inventions and other matters. On June 15, 2022, the Board approved an amendment to certain aspects of Mr. Mills’ compensation as further described below.

Will Logan Employment Agreement

The Company employed Will Logan as its Chief Financial Officer until his resignation effective January 31, 2025. Mr. Logan and the Company entered into an employment agreement on November 12, 2021. The employment agreement was effective for a one-year term, which automatically renewed for additional one-year periods through Mr. Logan’s resignation. The agreement provided for an initial annual base salary of $249,000 subject to annual increases but generally not subject to decreases. In accordance with the employment agreement, Mr. Logan’s annual base salary was automatically adjusted upon the closing of the Merger to $350,000, subject to annual increases but not generally subject to decreases, and Mr. Logan received a $75,000 cash bonus upon the closing of the Merger. Under the agreement, Mr. Logan was eligible to participate in performance-based cash bonus or equity award plans for Company senior executives. Mr. Logan participated in Company employee benefit plans, policies, programs, perquisites, and arrangements to the extent he met applicable eligibility requirements. In the event of a termination of employment for good reason, as defined, without cause, as defined, or within 12 months following a change in control, as defined, other than for reason of death, disability or for cause, Mr. Logan would have been entitled to receive aggregate severance payments equal to six months of his base salary. The agreement provided that any severance payments would be paid in installments over the course of the severance. The agreement contains certain non-solicitation and non-competition provisions that continue after employment for a period of one year. The agreement also contains other customary restrictive and other covenants relating to the confidentiality of information, the ownership of inventions and other matters. On June 15, 2022, the Board approved an amendment to certain aspects of Mr. Logan’s compensation as described below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock options and restricted stock awards held by our named executive officers as of December 31, 2024:

	Option Awards(a)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Non-Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that has not vested (#)	Market value of shares or units of stock that have not vested ($)
Richard Mills	160,000	(a)	-	(a)	7.59	6/1/2030	-	-
	160,000	(b)	-	(b)	7.59	6/1/2030	-	-
	-	(c)	333,334	(c)	3.00	6/15/2032	-	-

Will Logan	6,389	(d)	-	(d)	26.10	11/6/2027	-	-
	5,556	(e)	-	(e)	22.50	9/20/2028	-	-
	80,000	(a)	-	(a)	7.59	6/1/2030	-	-
	80,000	(b)	-	(b)	7.59	6/1/2030	-	-
	-	(c)	200,000	(c)	3.00	6/15/2032

(a)	These stock options vested in three equal installments on June 1 annually, beginning in 2021 and ending in 2023.

(b)

These stock options (the “Performance Options”) become vested in increments of 16.67 percent of the total shares purchasable under this issuance subject to satisfying Company revenue target and earnings before interest, taxes, depreciation and amortization (“EBITDA”) target for the applicable year. In each of calendar years 2020, 2021 and 2022, one-third of the total shares may vest (if the revenue and EBITDA targets are met), and the shares that are subject to vesting each year are allocated equally to each of the revenue and EBITDA targets for such year, with each target and vesting being independently achieved without regard for the other. These Performance Options include a catch-up provision, where any options that did not vest during a prior year due to the Company’s failure to meet a prior revenue or EBITDA target may vest in a subsequent vesting year if the revenue or EBITDA target, as applicable, is met in the future year. The revenue and EBITDA targets for the subject years are as follows:

Calendar Year	Revenue Target (millions)	EBITDA Target (millions)
2022	$35	$3.1
2023	$38	$3.5

The executives met the foregoing EBITDA target for calendar year 2021.

On June 15, 2022, the Board approved of an amendment to the Performance Options to provide that the revenue target for the calendar year 2022 set forth therein ($38 million) is eliminated, and the remaining shares that are available for vesting under the Performance Options (106,667 unvested shares for Mr. Mills and 53,334 for Mr. Logan) (including the unvested portions of shares based on the satisfaction of the revenue targets for 2020 and 2021 by virtue of the catch-up provisions in the Performance Options) will fully vest upon the achievement of the updated EBITDA target for calendar year 2022 of $3.6 million.

The Performance Options state that the calculation of EBITDA set forth in the Performance Options shall be calculated in a form consistent with the Company’s 2022 approved budget, which:

(i)	excludes any impact on EBITDA of:

(a)	the accounting treatment (including any “mark-to-market accounting”) of the Company’s warrants or the “Guaranteed Consideration” (as defined in the Merger Agreement),

(b)	non-recurring transaction expenses associated with the Merger and the capital raising financing activities of the Company to effectuate the Merger, and
(c)	any write-down or write-off of any Company inventory of Safe Space Solutions products.

(ii)

includes deductions related to any cash or stock bonuses paid or payable to any employees of the Company for services provided in calendar year 2022 (even if such bonuses are actually paid after calendar year 2022), including bonuses paid pursuant to the terms of the 2022 Cash Bonus Plan (as described above) (collectively, the “EBITDA Calculations”).

The unvested portion of the Performance Options as of December 31, 2022 vested in full effective as of March 30, 2023 upon confirmation by the Board of Directors of achievement of the performance metrics for the year ended December 31, 2022.

(c)

Messrs. Mills and Logan received ten-year options to purchase 333,334 and 200,000 shares of common stock, respectively (the “New Options”). The New Options are eligible to vest at any time on or prior to the date on which the “Guaranteed Price” is agreed upon by the Company and RSI Exit Corporation, or finally determined in accordance with the terms of the Merger Agreement, if the trailing 10-trading day VWAP of the Company’s common stock, as reported on the Nasdaq Capital Market, exceeds the share price targets below, subject to such executive serving the Company as a director, officer, employee or consultant at such time:

Executive	Share Price Targets					Guaranteed Price	Total Shares
	$6.00	$9.00	$12.00	$15.00	$18.00
Mills’ Shares Vested	16,667	33,334	50,000	66,667	83,333	83,333	333,334

Logan’s Shares Vested	10,000	20,000	30,000	40,000	50,000	50,000	200,000
Percentage of Shares Vested	5%	10%	15%	20%	25%	25%

(d)	These stock options become exercisable in increments of 25 percent of the total shares purchasable under this issuance on November 6 annually, beginning in 2018 and ending in 2021.

(e)	These stock options become exercisable in increments of 25 percent of the total shares purchasable under this issuance on September 20 annually, beginning in 2019 and ending in 2022.

Director Compensation

The Company’s Board of Directors had a director compensation plan to compensate non-officer directors as follows:

●

Annual grant of shares of unrestricted common stock of the Company, issuable on November 17, 2021, 2022 and 2023, having an annual value of $24,000, with the per-share price to be determined based upon the closing price of the Company’s common stock as reported on Nasdaq on such issuance date. No shares were issued on November 17, 2023 as the Company’s ability to issue shares under the 2014 Stock Incentive Plan expired.

●

An option issuable to each non-executive director to purchase 60,000 shares of Company common stock (or in the case of Dennis McGill, prior Chairman of the Company Board, 75,000 shares), which vested in three equal installments on November 17, 2021, 2022 and 2023, subject to continuing service as a director as of such vesting date. The exercise price of such options is $2.21, the closing price of the Company’s common stock as reported on Nasdaq on the date of adoption of such plan.

The table below sets forth the compensation paid to Company non-employee directors during 2024:

Director Compensation (table and footnotes in whole dollars)
Name	Fees earned or paid in cash ($)(a)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
David Bell	-	-	-	-	-	-	-
Donald A. Harris	-	-	-	-	-	-	-
Stephen Nesbit	-	-	-	-	-	-	-

(a)

The Company is evaluating the terms by which its directors may be compensated for their services in 2024 and for subsequent years. As of the date of this Report, the Company has not adopted any plan for director compensation.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our Principal Executive Officer (“PEO”) and our Principal Financial Officer (“PFO”) and certain financial performance of the Company.

	Pay Versus Performance
Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)	Compensation Actually Paid to PEO(2) ($) (c)	Summary Compensation Table Total for Non-PEO NEO(3) ($) (d)	Compensation Actually Paid to Non-PEO NEO(4) ($) (e)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return(5) ($) (f)	Net Income(6) (in thousands) ($) (g)
2024	450,000	438,154	400,000	392,893	63	(3,508))
2023	450,000	498,678	350,000	373,292	61	(2,937))
2022	797,163	80,977	613,834	230,168	45	1,876

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Richard Mills (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation-Summary Compensation Table."

(2)

The dollar amounts reported in column (c) represent the amounts of “compensation actually paid” to Mr. Mills, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Mills during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Mills’ total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Awards Adjustments (b) ($)	Compensation Actually Paid to PEO ($)
2024	450,000	-	(11,846)	438,154
2023	450,000	-	48,678	498,678
2022	797,163	253,119	(463,067)	80,977

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Fair Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	-	(11,846)	-	-	-	-	(11,846)
2023	-	(10,465)	-	59,143	-	-	48,678
2022	22,311	(321,138)	-	(164,240)	-	-	(463,067)

(3)

The dollar amounts reported in column (d) represent the amounts reported for the NEO (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEO (excluding our PEO) included for purposes of calculating the amounts in each applicable year was Will Logan, our Chief Financial Officer as of the applicable time periods.

(4)

The dollar amounts reported in column (e) represent the amounts of “compensation actually paid” to the NEO (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEO (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEO (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Reported Summary Compensation Table Total for Non-PEO NEO ($)	Reported Value of Equity Awards(a) ($)	Equity Awards Adjustments(b) ($)	Compensation Actually Paid to Non-PEO NEO ($)
2024	400,000	-	(7,107)	392,893
2023	350,000	-	23,292	373,292
2022	613,834	151,872	(231,794)	230,168

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	-	(7,107)	-	-	-	-	(7,107)
2023	-	(6,279)	-	29,571	-	-	23,292
2022	13,386	(160,905)	-	(84,275)	-	-	(231,794)

(5)

Cumulative total shareholder return (Cumulative TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Cumulative TSR

The following graph sets forth the relationship between Compensation Actually Paid to our PEO, the Compensation Actually Paid to our Non-PEO NEO, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Compensation Actually Paid and Net Income

The following graph sets forth the relationship between Compensation Actually Paid to our PEO, the Compensation Actually Paid to our Non-PEO NEO, and the Company’s net income over the three most recently completed fiscal years.

Policies and Practices for Granting Certain Equity Awards

While the granting of options and other equity awards to officers, directors and other employees is not expressly addressed in our Insider Trading Policy, we generally follow the same principles set forth in the Insider Trading Policy when granting equity awards, including options, to our officers, directors and other employees with access to material nonpublic information. Generally our Board of Directors or Compensation Committee does not approve grants of such awards during a blackout period and does not take material nonpublic information into account when determining the timing and terms of such an award. Further, we do not have a policy or practice of timing the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

PROPOSAL 2

RATIFICATION OF ENGAGEMENT OF INDEPENDENT AUDITOR

The Audit Committee has engaged Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The shareholders are being asked to ratify such appointment. Should the shareholders not ratify such appointment, the Audit Committee may consider selecting another firm of independent public accountants. Representatives of Grant Thornton are not expected to attend the Annual Meeting.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal 2025.

Prior Change of Auditors

On March 25, 2024, the Company dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm in connection with auditing the Company’s financial statements commencing fiscal year 2024. The reports of Deloitte on the Company’s audited consolidated financial statements for the two most recent fiscal years prior to such dismissal (the fiscal years ended December 31, 2023 and December 31, 2022) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that Deloitte's Report of Independent Registered Public Accounting Firm issued March 21, 2024 contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern. The dismissal of Deloitte was approved by the Company’s Audit Committee. During the two most recent fiscal years prior to Deloitte’s dismissal (the fiscal years ended December 31, 2023 and December 31, 2022) , and during the subsequent interim period preceding Deloitte’s dismissal, there were no: (i) disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports, or (ii) reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

Concurrent with the dismissal of Deloitte as the Company’s independent registered public accounting firm, the Company’s Audit Committee approved the engagement of Grant Thornton as the Company’s independent registered public accounting firm to audit the Company’s financial statements commencing fiscal year 2024, subject to Grant Thornton’s completion of its customary client acceptance procedures. During the fiscal years ended December 31, 2022 and 2023, or during any subsequent interim period prior to the engagement of Grant Thornton, neither the Company nor anyone on its behalf consulted with Grant Thornton with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a "disagreement" within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a "reportable event" with the meaning of Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services

The following table presents fees (in thousands) for audit and other services provided by Grant Thornton for 2024 and Deloitte for 2023.

	2024	2023
Audit fees(a)	$399	$743
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-
	$399	$743

(a)

Audit fees for 2024 and 2023 relate to professional services provided in connection with the audit of our consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements, and audit services provided in connection with other regulatory filings.

Our Board of Directors pre-approved the audit services rendered by Grant Thornton during 2024 and Deloitte during 2023, respectively, and concluded that such services were compatible with maintaining the auditor’s independence.

Pre-Approval Policies and Procedures of Audit Committee

All services provided by our independent registered public accounting firm, Grant Thornton, are subject to pre-approval by our Audit Committee. The Audit Committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full Audit Committee meeting. Any interim approval given by an Audit Committee member must be reported to the Audit Committee no later than its next scheduled meeting. Before granting any approval, the Audit Committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The Audit Committee pre-approved all services provided by Grant Thornton during 2024 and Deloitte during 2023.

The Board unanimously recommends that you vote “FOR” ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal 2025.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act requires that our shareholders be provided an opportunity to cast a separate advisory vote on the compensation paid to our executive officers as disclosed in this proxy statement.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term shareholder value. See “Executive Compensation” above for a description of the compensation arrangements in place with our executives. The Compensation Committee intends to continue examining the Company’s executive compensation program to achieve corporate objectives going forward.

This advisory vote, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to vote on the compensation of our executive officers through the following resolution:

“RESOLVED, that the shareholders of Creative Realities, Inc., approve the compensation of its executive officers as described in the proxy statement for its 2025 Annual Meeting.”

Under the Dodd-Frank Act, your vote on this matter is advisory and will therefore not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors may take the outcome of the vote into account when determining further executive compensation arrangements.

The Board unanimously recommends that you vote “FOR” approval of the executive compensation disclosed in this Proxy Statement.

PROPOSAL 4

THE SERIES A CONVERSION PROPOSAL

On October 15, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with North Run Strategic Opportunities Fund I, LP (the “Lead Investor”) and NR-SOF I (Co-Invest I), LP (together with the Lead Investor, the “Buyers”), each an affiliate of North Run Capital, LP (“North Run”), pursuant to which we agreed to sell in a private placement (the “Offering”), for an aggregate gross purchase price of $30.0 million, an aggregate of 30,000 shares of  a newly established series of preferred stock, par value $0.01 per share, to be designated as Series A Convertible Preferred Stock (the “Preferred Shares”). On November 5, 2025, in anticipation of the closing of the Offering, we filed the Certificate of Designations with the Secretary of State of the State of Minnesota, which established the designations, preferences, powers and rights of the Preferred Shares. The closing of the purchase and sale of the Preferred Shares occurred on November 6, 2025. We used net proceeds from the Offering to pay a portion of the purchase price for our acquisition of the business of Cineplex Digital Media Inc. and its affiliates (the “CDM Acquisition”).

We are seeking shareholder approval, pursuant to Nasdaq Listing Rule 5635(a), 5635(b) and 5635(d), for the issuance of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”) in excess of the “Exchange Cap” limitation provided for in the Certificate of Designations, as well as the ability of the Buyers to vote their Preferred Shares on an-as-converted-to-Common-Stock basis in excess of the Exchange Cap limitations and to increase the maximum Beneficial Ownership Limitation percentage to 49.99%, and for approval of the corresponding "change of control," as such term is defined under Nasdaq rules. The Beneficial Ownership Limitation and the Exchange Cap limitations are described below under the caption “Series A Preferred Stock - Beneficial Ownership Limitation and Exchange Cap Limitation.”

Background

The Certificate of Designations includes provisions that prevent the Buyers and their affiliates, until shareholder approval is obtained in accordance with applicable Nasdaq Listing Rules, from converting the Preferred Shares into shares of Conversion Shares in excess of the “Beneficial Ownership Limitation” and the “Exchange Cap” limitation discussed below, and voting their Preferred Shares on an-as-converted-to-Common-Stock basis in excess of such limitations.

Purchase Agreement

The following summary of the terms of the Purchase Agreement is not complete and is subject to and qualified in its entirety by the provisions of the Purchase Agreement, which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 16, 2025 and is incorporated herein by reference.

The Preferred Shares were issued on November 6, 2025 (the “Closing”) pursuant to the Purchase Agreement. The Purchase Agreement contains representations, warranties, and covenants that are customary for financing transactions such as the Offering, including the following covenants:

●

The Purchase Agreement prohibits us from issuing Common Stock or securities convertible into or exchangeable or exercisable for Common Stock within 120 days of the closing of the Offering (subject to exceptions for stock plan issuances).

●

The Purchase Agreement provides that, for so long as the Lead Investor and its affiliates beneficially own at least 20% of the Conversion Shares underlying the Preferred Shares (the “Ownership Condition”), (i) the Lead Investor or its designees will have a right to participate on a pro rata basis in equity financing transactions, and (ii) we may not, without the consent of the Lead Investor, issue securities that in the aggregate constitute more than 10% of our outstanding shares of Common Stock as of the closing of the Offering, subject to certain exceptions.

●	The Purchase Agreement prohibits us from entering into or effecting variable rate transactions for five years following the closing of the Offering.

●

We agreed to increase the size of the Board from four to seven directors, and to appoint two designees of the Lead Investor to the Board effective as of the closing of the Offering. In accordance with this covenant, Thomas B. Ellis and Michael P. Bosco were appointed to the Board, effective as of November 6, 2025. We also agreed to provide the Lead Investor with continuing director designation rights based on the Lead Investor’s and its affiliates’ beneficial ownership of Common Stock on an as-converted basis. The director designation right will be limited to one Board designee at such time as the Lead Investor and its affiliates cease to beneficially own at least 15% of the Company’s outstanding shares of Common Stock on an as-converted basis, and the designation right will cease to exist if such beneficial ownership threshold fall below 5%. Following the appointment of Messrs. Ellis and Bosco, Nasdaq advised us that it considers the Lead Investor’s rights to appoint directors representing 20% or more of the Board’s voting power to be a "change of control" under Nasdaq Rule 5635(b). In order to maintain compliance with such rule, on November 19, 2025, Mr. Bosco resigned as a director and we reduced the size of our Board to six directors.  If the Series A Conversion Proposal is approved by our shareholders at the Annual Meeting, we have agreed to increase the size of the Board to seven directors and re-appoint Mr. Bosco to the Board following the Annual Meeting. Pursuant to the designation right, our Board has nominated Thomas B. Ellis as a director nominee for reelection at the Annual Meeting and recommended that the Company’s shareholders vote in favor of his reelection.

●

We agreed to call and hold, not later than 90 days after the Closing, an annual or special meeting of shareholders to approve the issuance of Conversion Shares in excess of the Exchange Cap limitation and to increase the maximum Beneficial Ownership Limitation percentage to 49.99%.

●

The Lead Investor agreed that neither it nor any of its affiliates or associates will, for a period of two years after the closing of the Offering, initiate any corporate action relating to (i) the nomination of any individual to serve as a director of the Company (other than the pursuant to the director designation right described above), or (ii) any business combination, merger, tender offer, sale or acquisition of material assets, recapitalization, reorganization or any other extraordinary transaction involving the Company or its subsidiaries, subject to certain exceptions.

Series A Preferred Stock

The following summary of the terms of the Series A Preferred Stock is not complete and is subject to and qualified in its entirety by the provisions of the Certificate of Designations, which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 12, 2025 and is incorporated herein by reference.

Ranking; Liquidation. The Preferred Shares rank senior to the Common Stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Upon a liquidation, dissolution or winding up of the Company, the holders of Preferred Shares will be entitled to receive in cash, before any amount is paid to the holders of Common Stock (or any other capital stock of the Company ranking junior to the Series A Preferred Stock in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company), an amount per Preferred Share equal to the greater of (i) the Liquidation Preference (as defined below), or (ii) such amount per share as would have been payable had all Preferred Shares been converted into Common Stock immediately prior to such liquidation, dissolution or winding up.

Dividends. The Preferred Shares accrue dividends for a period of five years from and after the issuance date (the “Guaranteed Term”) at a rate of 5.25% per year on the Stated Value, which will be payable in cash only at the Company’s option beginning upon expiration of the Guaranteed Term. Such dividends accrue daily and compound on a quarterly basis from the issuance date. To the extent that, during the Guaranteed Term, (i) the Company undergoes any liquidation, dissolution, winding up, or “Fundamental Transaction” (as defined in the Certificate of Designations), or (ii) the Company elects to effect a Mandatory Conversion (as defined below) (each, a “Make Whole Event”), then, immediately prior to the effective time of such Make Whole Event, the amount of dividends accrued on the Preferred Shares will automatically be increased by an amount equal to any additional dividends that would have otherwise accrued on the Preferred Shares between the date of the Make Whole Event and the end of the Guaranteed Term (the “Make Whole Payment”), and the dividends will thereafter cease to accrue. In addition, holders of Preferred Shares will participate with the holders of Common Stock on an as-converted basis (without regard to any limitations or restrictions on conversion) to the extent any dividends are declared on the Common Stock.

Conversion

Optional Conversion. Each Preferred Share is convertible at the option of the holder from and after the date of issuance into Conversion Shares at the Conversion Rate calculated by dividing (i) the Stated Value plus an amount per share equal to dividends accrued and unpaid through the date of determination (including, if applicable, any Make Whole Payment) (the “Liquidation Preference”), by (ii) by the Conversion Price of $3.00, subject to the Beneficial Ownership Limitation and the Exchange Cap limitation described below.

Mandatory Conversion. After the three year anniversary of the issuance date, if on any date (x) the Company’s EBITDA (as defined in the Certificate of Designations) for the four consecutive calendar quarters immediately preceding such date equals or exceeds $30.0 million, (y) the Net Debt Leverage Ratio (as defined in the Certificate of Designations) of the Company as of such date is less than 1.5X, and (z) the closing price of the Common Stock on its principal trading market equals or exceeds 300% of the then-applicable Conversion Price for 45 trading days during any 60 consecutive trading day period, the Company will have the right to cause the conversion of all of the outstanding Preferred Shares into Conversion Shares at the Conversion Rate (such conversion being a “Mandatory Conversion”)

Beneficial Ownership Limitation and Exchange Cap Limitation.  A holder’s ability to convert and vote its Preferred Shares is subject to a “Beneficial Ownership Limitation” and an “Exchange Cap” limitation. Under the Beneficial Ownership Limitation, no holder of Preferred Shares may acquire Conversion Shares if the issuance thereof would result in the converting holder or its affiliates beneficially owning in excess of 19.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance. Under the Exchange Cap limitation, the total number of Conversion Shares issuable upon conversion of outstanding Preferred Shares, when added to all Conversion Shares previously issued upon prior conversions, may not exceed 2,102,734 shares, which represents 19.99% of the Company’s issued and outstanding Common Stock immediately prior to entering into the Purchase Agreement. If the Company obtains shareholder approval to issue shares of Common Stock in excess of the current conversion limitations, as required by applicable Nasdaq Listing Rules, a holder of Preferred Shares may elect for the Exchange Cap to cease to apply to the holder’s Preferred Shares, which election will become effective 61 days after the election. A holder of Preferred Shares, upon written notice to the Company, may decrease (and thereafter increase) the Beneficial Ownership Limitation; provided that the Beneficial Ownership Limitation in no event exceeds 19.99%, or, if the Series A Conversion Proposal is approved, 49.99%.

Redemption. The Preferred Shares are subject to automatic redemption for cash upon a “Fundamental Transaction” by the Company, which includes a merger, sale of all or substantially all the assets of the Company, recapitalization, or the sale by the Company of shares resulting in more than 50% ownership by a person or group. In such event, the redemption price would be equal to the greater of (i) the Liquidation Preference or (ii) the consideration per share of Common Stock in the Fundamental Transaction (or, in the event of a Fundamental Transaction in which consideration does not consist solely of cash, the volume-weighted average price of the Common Stock immediately preceding the closing of the Fundamental Transaction).

Voting. Holders of Preferred Shares generally are entitled to vote on an as-converted basis with holders of the Common Stock, subject to the Beneficial Ownership Limitation and the Exchange Cap limitations, on all matters on which holders of Common Stock are entitled to vote, voting together with the Common Stock as a single class, and are otherwise entitled to such voting rights as required by applicable law. Pursuant to the Nasdaq Listing Rules, however, North Run and its affiliates are not currently permitted to vote any Preferred Shares they hold, or any shares of Conversion Shares they hold as a result of the conversion of Preferred Shares, on the Series A Conversion Proposal.

Protective Provisions. For so long as the Ownership Condition is satisfied, we may not take any of the following actions without the Lead Investor’s consent:

●

create, authorize, or issue any capital stock that rank senior to or pari passu with the Preferred Shares, or increase the authorized number of shares of Preferred Shares or any additional class or series of capital stock that ranks senior to or pari passu with the Preferred Shares;

●	incur debt that would result in the ratio of debt to EBITDA of the Company for preceding twelve calendar months exceeding 2.5:1;

●	purchase or redeem, or pay or declare any dividend on shares of capital stock other than redemptions of or dividends on the Preferred Shares;

●	complete an acquisition (other than the CDM Acquisition) with consideration above $5.0 million;

●	enter into, renew, extend or be a party to certain related party transactions; or

●	amend, alter or repeal any provision of the Company’s articles of incorporation or bylaws in a manner that adversely affects the rights, powers and preferences of the Preferred Shares.

Registration Rights Agreement

In connection with the closing of the Offering, on November 6, 2025, we entered into a registration rights agreement with the Buyers (the “Registration Rights Agreement”) pursuant to which we agreed to file a resale registration statement with respect to the resale of the Conversion Shares not later than 45 calendar days following the execution of the Registration Rights Agreement, and to use our reasonable best efforts to cause such resale registration statement to be declared effective by the SEC as soon as practicable, but in any event no later than 75 calendar days following the execution of the Registration Rights Agreement (or, in the event of a “full review” by the SEC, the 90th calendar day following the execution of the Registration Rights Agreement).

The foregoing summary of the terms of the Registration Rights Agreement is not complete and is subject to and qualified in its entirety by the provisions of the Registration Rights Agreement, which is filed as Exhibit 10.8 to our Current Report on Form 8-K filed with the SEC on November 12, 2025 and is incorporated herein by reference.

Voting Agreements

In connection with our entry into the Purchase Agreement, the Company’s directors and executive officers and certain key employees, who have a combined voting power of approximately 7.0% as of the record date, each entered into a voting agreement with the Company pursuant to which, among other things, each such shareholder agreed, solely in his or her capacity as a shareholder, to vote all of his or her shares of Common Stock in favor of the approval of the Series A Conversion Proposal.

Reasons for Seeking Stockholder Approval

Because our Common Stock is listed on the Nasdaq Stock Market (“Nasdaq”), the Company is subject to Nasdaq’s rules and regulations.

Pursuant to Nasdaq Listing Rule 5635(a), if an issuer intends to issue common stock or securities convertible into or exercisable for common stock, in connection with the acquisition of stock or assets of another company, which may equal or exceed 20% of the outstanding common stock or voting power on a pre-transaction basis, the issuer generally must obtain the prior approval of its stockholders. Based on the Conversion Rate and without regarding the conversion limitations, the Preferred Shares held by the Buyers were initially convertible into 10,000,000 Conversion Shares, which would represent 48.7% of our issued and outstanding Common Stock after giving effect to such conversion. Although the Preferred Shares were issued to the Buyers in a financing transaction, Nasdaq has taken the position that common stock or securities convertible into or exercisable for common stock issued in a financing transaction are effectively issued in connection with the acquisition of stock or assets of another company if the use of proceeds from the financing transaction are or will be used to fund the purchase price for the acquisition. Because we used net proceeds from the Offering to pay a portion of the purchase price for the CDM Acquisition, the shareholder approval requirements under Nasdaq Listing Rule 5635(a) apply to the Offering.

Pursuant to Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities that will result in a change of control of a listed company, which for purposes of Nasdaq Listing Rule 5635(b) is generally deemed to occur when an investor or investor group acquires or has the right to acquire 20% or more of a company’s outstanding common stock or voting power and such ownership or voting power would be the largest ownership position. Shareholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Minnesota law, our organizational documents or any other purpose.

Based on the Conversion Rate and without regarding the conversion limitations, the Preferred Shares held by the Buyers were initially convertible into 10,000,000 Conversion Shares, which would represent 48.7% of our issued and outstanding Common Stock after giving effect to such conversion. Additional Conversion Shares may be issued upon conversion of the Preferred Shares when the dividends that accrue on the Preferred Shares are taken into account. In addition, pursuant to the Purchase Agreement, we have agreed to provide the Lead Investor with continuing director designation rights based on the Lead Investor’s and its affiliates’ beneficial ownership of Common Stock on an as-converted basis.  Pursuant to these rights, we agreed to increase the size of our Board to seven directors, and provided the Lead Investor with the right to designate two directors for appointment. Nasdaq has advised us that it considers the Lead Investor’s right to appoint directors representing 20% or more of the Board’s voting power to be a "change of control" under Rule 5635(b). As a result, the shareholder approval requirements under Nasdaq Listing Rule 5635(b) apply to the Offering. In order to maintain compliance with such rule, our current Board is comprised of six directors, including one director designated by the Lead Investor.  If this Series A Conversion Proposal is approved by our shareholders at the Annual Meeting, we have agreed to increase the size of the Board to seven directors and appoint a second designee of the Lead Investor to fill the resulting vacancy.

Pursuant to Nasdaq Listing Rule 5635(d), shareholder approval is also required prior to a 20% Issuance (as defined below) at a price that is less than the Minimum Price (as defined below). For purposes of Nasdaq Listing Rule 5635(d), (i) “20% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by our officers, directors or substantial stockholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance, and (ii) “Minimum Price” means a price that is the lower of: (A) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (B) the average closing price of common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

Upon issuance, and without regard to the conversion limitations, the number of Conversion Shares issuable upon conversion of each Preferred Share was 333.33 (representing the initial Liquidation Preference of $1,000 divided by the $3.00 Conversion Price), resulting in an initial $3.00 effective purchase price per Conversion Share. This price is greater than the Minimum Price upon entering into the Purchase Agreement. However, additional Conversion Shares may be issued upon conversion of the Preferred Shares as a result of the dividends that accrue on the Preferred Shares. Taking into account these dividends through the expiration of the Guaranteed Term, the Liquidation Preference would be approximately $1,300 per Preferred Share, resulting in an effective purchase price of approximately $2.31 per Conversion Share, which is less than the Minimum Price upon entering into the Purchase Agreement. Therefore, the shareholder approval requirements under Nasdaq Listing Rule 5635(d) also apply to the Offering.

Because Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d) apply to the Offering, in order to comply with such rules, the Certificate of Designations provides that the holder’s ability to convert Preferred Shares into Common Stock is subject to the Beneficial Ownership Limitation and the Exchange Cap limitation. In addition, the Lead Investor has agreed not to exercise its right to designate a second director for appointment or nomination to the Board unless and until this Series A Conversion Proposal (or similar proposal at future shareholder meeting) is approved by our shareholders. Pursuant to the terms and conditions of the Purchase Agreement, we agreed to call and hold, not later than 90 days after the closing of the Offering, an annual or special meeting of shareholders to approve the issuance of Conversion Shares in excess of the Exchange Cap limitation and to increase the maximum Beneficial Ownership Limitation percentage to 49.99%, and to approve the corresponding "change of control" under Nasdaq rules. This Series A Conversion Proposal is intended to fulfill this covenant.

Effect of Approval

The Buyers currently own 30,000 Preferred Shares, which vote on an as-converted basis with holders of our Common Stock, subject to the Beneficial Ownership Limitation and the Exchange Cap limitations, on all matters on which holders of Common Stock are entitled to vote (voting together with the Common Stock as a single class). According to North Run’s SEC filings, North Run beneficially owns and has voting power over the Preferred Shares. As a result of the Exchange Cap and the current Beneficial Ownership Limitation, the Preferred Shares are currently convertible into a maximum of 2,102,734 shares of Common Stock, representing approximately 16.7% of the issued and outstanding shares of our Common Stock on the record date after giving effect to such maximum conversion. Assuming such maximum conversion, North Run would have voting power over the resulting Conversion Shares and would also have voting power over the balance of the Preferred Shares, subject to the Beneficial Ownership Limitation (currently 19.99%).

If the Series A Conversion Proposal is approved, a holder of Preferred Shares may elect for the Exchange Cap limitation to cease to apply to the holder’s Preferred Shares (which election will become effective 61 days after the election). In addition, a holder of Preferred Shares, upon written notice to the Company, will be permitted to increase the maximum Beneficial Ownership Limitation to 49.99%.

If all holders of Preferred Shares elect for the Exchange Cap to cease to apply to their Preferred Shares, the Preferred Shares will be convertible into an aggregate of 10,000,000 Conversion Shares (or 12,979,579 Conversion Shares when taking into account dividends accrued on the Preferred Shares through the expiration of the Guaranteed Term). Based on shares of Common Stock issued and outstanding as of the record date, such Conversion Shares would represent 48.7% and 55.2%, respectively, of our issued and outstanding shares of Common Stock after giving effect to such conversions. The ability of holders of Preferred Shares to convert and vote their Preferred Shares would only be limited by the Beneficial Ownership Limitation, which, if the Series A Conversion Proposal is approved, a holder of Preferred Shares may elect to increase to 49.99%. In addition, prior to conversion, holders of Preferred Shares will be entitled to vote on an as-converted basis with the Common Stock, subject only to the Beneficial Ownership Limitation. In addition, if the Series A Conversion Proposal is approved, we have agreed to increase the size of the Board to seven directors and appoint a second designee of the Lead Investor, Michael Bosco, to fill the resulting vacancy. Thereafter, the Lead Investor will have continuing rights to designate two directors so long as the applicable beneficial ownership threshold is satisfied.

For as long as North Run and its affiliates hold a significant amount Preferred Shares and Conversion Shares, they will be able strongly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our board of directors, any amendment of our articles of incorporation or bylaws, or, subject to certain limitations set forth in the Certificate of Designations, the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets, and the timing thereof. To the extent that North Run and its affiliates continue to hold Preferred Shares, North Run’s interests may not always align with the interests of our common shareholders.

In addition, in conjunction with entering into the Purchase Agreement and as required by thereby, our Board of Directors approved the acquisition of the Preferred Shares by the Buyers for purposes of the Section 302A.673 of the Minnesota Business Corporation Act, commonly referred to as the Minnesota business combination statute. Subject to certain qualifications and exceptions, the statute generally prohibits an “interested shareholder” of an “issuing public corporation” from effecting any “business combination” with the corporation for a period of four years from the date the shareholder becomes an “interested shareholder” (which includes a beneficial owner of 10% or more of the voting power of the corporation’s outstanding voting stock) unless the corporation’s Board of Directors approves the business combination prior to the shareholder becoming an “interested shareholder” or otherwise approves the shareholder becoming an “interested shareholder.” As a public corporation incorporated under the MBCA, we are an “issuing public corporation” under the statute, and the Buyers and North Run became “interested shareholders” upon acquiring the Preferred Shares. The term “business combination” is defined broadly to include, among other things: (i) the merger, consolidation or share exchange of the corporation with the interested shareholder or any corporation that is, or after the merger, consolidation or share exchange would be, an affiliate or associate of the interested shareholder (subject to certain exceptions); (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder or any affiliate or associate of the interested shareholder, of assets of the corporation or any subsidiary (A) having an aggregate market value of 10% or more of the corporation’s consolidated assets, (B) having an aggregate market value of 10% or more of the market value of all outstanding shares of the corporation, or (C) representing 10% or more of the earning power or net income of the corporation determined on a consolidated basis (subject to certain exceptions); or (iii) the issuance or transfer to an interested shareholder or any affiliate or associate of the interested shareholder of 5% or more of the aggregate market value of the outstanding stock of the corporation (subject to certain exceptions). The statute is generally designed to protect minority shareholders of an issuing public corporation by prohibiting transactions in which an acquirer could favor itself at the expense of minority shareholders. As a result of our Board’s approval, the Buyers and North Run are not subject to the prohibitions of the Minnesota business combination statute.

Additionally, pursuant to the Registration Rights Agreement, we agreed to file a resale registration statement with respect to the resale of the Conversion Shares and use our reasonable best efforts to cause such resale registration statement to be declared effective by the SEC. Upon effectiveness, sales of a substantial number of shares of our Common Stock in the public market could occur at any time (or in the absence of registration, in compliance with Rule 144 promulgated under the Securities Act after the applicable restricted securities holding period). These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. North Run and its affiliates may also determine to sell substantial amounts of our securities in one or more transactions, including to one or several private parties in negotiated transactions. In that case, those buyers may subsequently be able to exert significant control over us.

Consequences if Shareholder Approval Is Not Obtained

If our shareholders do not approve the Series A Conversion Proposal at the Annual Meeting, the holders of Preferred Shares will not be able to vote or convert their shares of Series A Convertible Preferred Stock in excess of the 19.99% Beneficial Ownership Limitation. Additionally, under the Exchange Cap limitation, the total number of Conversion Shares issuable upon conversion of outstanding Series A Convertible Preferred Stock, when added to all Conversion Shares previously issued upon prior conversions of Series A Convertible Preferred Stock, may not exceed 2,102,734 shares (which represents 19.99% of our issued and outstanding Common Stock immediately prior to our entering into the Purchase Agreement. Further, the Lead Investor will not be able to exercise its right to designate a second director for appointment or nomination to the Board.

The Preferred Shares that remain outstanding will:

●	continue to rank senior to our Common Stock with respect to the payment of dividends, distributions and payments upon our liquidation, dissolution and winding up;

●	continue to accrue Accruing Dividends at the dividend rate of 5.25% per annum through the expiration of the Guaranteed Term, which will accrue daily and compound quarterly;

●

continue to have a liquidation preference equal to the Stated Value for each share of Series A Convertible Preferred Stock, plus an amount per share equal to dividends accrued and unpaid through the date of determination.

Further, for so long as the Ownership Condition is satisfied, we must obtain consent from the Lead Investor to take any of the actions subject to the protective provisions set forth in the Certificate of Designations.

In addition, if our shareholders do not approve this proposal by February 4, 2026 (the 90th day following the closing date of the Offering), we will be obligated under the Purchase Agreement to call a special or annual meeting of shareholders every 180 days thereafter and include this proposal in the proxy statement for each such meeting of shareholders, until such shareholder approval is obtained. The Company would bear the costs associated with including this proposal for shareholder approval at subsequent shareholder meetings.

Interests of Certain Persons in the Series A Conversion Proposal

Certain of our directors may have interests that may be different from, or in addition to, the interests of other of our shareholders. In particular, director Thomas B. Ellis is an affiliate of the Buyers and beneficially owns the securities of the Company held directly by the Buyers. The Buyers may be unable to convert all of the Preferred Shares to it in connection with the Offering if this proposal is not approved by our shareholders.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the Series A Conversion Proposal.

PROPOSAL  5

ADJOURNMENT PROPOSAL

Our Board believes that if there are insufficient votes at the Annual Meeting to adopt and approve any one or more of the foregoing proposals described in this Proxy Statement, it may be in the best interests of the shareholders to enable our Board to continue to seek to obtain a sufficient number of additional votes.

In the Adjournment Proposal, we are asking shareholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Annual Meeting or any adjournment or postponement thereof. If our shareholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of any one or more of the foregoing proposals, each as described in this Proxy Statement.

Additionally, approval of the Adjournment Proposal could mean that, in the event we have not received sufficient votes to adopt and approve any one or more of the foregoing proposals, or we have received proxies indicating that a majority of the votes to be cast by holders of our outstanding capital stock will vote against any one or more of the foregoing proposals, we could adjourn the Annual Meeting without a vote on any such proposals and use the additional time to solicit the holders of those shares to change their vote in favor of any such proposals.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter is required for approval of Proposal 5.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED SHAREHOLDER MATTERS

The table below sets forth certain information with respect to beneficial ownership of our Common Stock and Series A Preferred Stock as of the record date, November 26, 2025, on which date there were [10,518,932] shares of issued and outstanding Common Stock and 30,000 share of issued and outstanding Series A Preferred Stock. The following table sets forth the number of shares of Common Stock and Series A Preferred Stock, and percentage of such shares, beneficially owned by:

●	each director of the Company;
●	each named executive officer (as defined in our Annual Report on Form 10-K for the year ended December 31, 2024);
●	all current directors and executive officers of the Company as a group; and
●	each person, or group of affiliated persons, known by us to own beneficially more than 5% of our outstanding shares of Common Stock and Series A Preferred Stock.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares of the Company. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage of Common Shares” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.

Unless otherwise indicated in the table or its footnotes, the address of each of the following persons or entities is 13100 Magisterial Drive, Suite 102, Louisville, KY 40223, and each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

	Shares Beneficially Owned Title or Class of Securities
	Common Stock			Series A Convertible Preferred Stock (1)
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned	Number of Shares Beneficially Owned		Percentage Beneficially Owned	Combined Voting Power

Directors and executive officers:
Richard Mills	1,135,260	(2)	10.03%	—		—	10.03%
David Bell	69,941	(3)	0.66%	—		—	0.66%
Donald A. Harris	193,967	(4)	1.84%	—		—	1.84%
Stephen Nesbit	107,595	(5)	1.02%	—		—	1.02%
Thomas B. Ellis	2,102,734	(6)	16.66%	30,000	(7)	100.00%	16.66%
Daniel McGrath	—		—	—		—	—
All directors and executive officers as a group (6 persons)	3,609,497	(8)	26.77%	30,000		100.00%	26.77%

Other named executive officers:
Will Logan (9)	386,468

Other 5% stockholders:
Slipstream Communications, LLC (10)	3,156,987	(11)	25.77%	—		—	25.77%
Slipstream Funding, LLC (12)	317,455		3.02%	—		—	3.02%
North Run Strategic Opportunities Fund I, LP (13)	1,752,279	(14)	14.28%	25,000		83.3%	14.28%
NR-SOF I (Co-Invest I), LP (15)	350,456	(16)	3.22%	5,000		16.7%	3.22%

*	Less than one percent

(1)

The holders of Series A Preferred Stock generally are entitled to vote on an as-converted basis with holders of the Common Stock, subject to the Beneficial Ownership Limitation and the Exchange Cap limitation, on all matters on which holders of Common Stock are entitled to vote, voting together with the Common Stock as a single class. However, the holders of Series A Preferred Stock and their affiliates are not entitled to vote any shares of Series A Preferred Stock they hold, or any shares of Common Stock they hold as a result of the conversion of Series A Preferred Stock, on the Series A Conversion Proposal pursuant to the Nasdaq Listing Rules. Each share of Series A Preferred Stock is convertible into the number of shares common stock at the Conversion Rate calculated by dividing (i) the Stated Value of $1,000 plus an amount per share equal to dividends accrued and unpaid on such share through the date of determination, by (ii) by the Conversion Price of $3.00, subject to conversion limitations resulting from the Beneficial Ownership Limitation and the Exchange Cap limitation set forth in the Certificate of Designations and described elsewhere in this proxy statement.

(2)

Includes (i) 302,601 shares held by Mr. Mills individually, (ii) 653,334 shares issuable upon the exercise of outstanding stock options, (iii) 150,000 shares issuable upon the vesting of outstanding restricted stock units, and (iv) 29,325 shares held by RFK Communications, LLC (“RFK”). Mr. Mills serves as the sole manager of RFK and has sole voting and investment power over shares of the Company held by RFK.

(3)	Includes 20,000 shares issuable upon the exercise of outstanding stock options.

(4)	Includes 20,000 shares issuable upon the exercise of outstanding stock options.

(5)	Includes 20,000 shares issuable upon the exercise of outstanding stock options.

(6)

Consists of (i) shares issuable upon conversion of Series A Preferred Stock directly held by North Run Strategic Opportunities Fund I, LP (“NR-SOF”) and NR-SOF I (Co-Invest I), LP (“NR Co-Invest”), taking into account the Beneficial Ownership Limitation and the Exchange Cap limitation. Such shares may be deemed to be indirectly beneficially owned by North Run Strategic Opportunities Fund I GP, LLC (“NR GP”) as the general partner of NR-SOF and NR Co-Invest. Mr. Ellis, as a member of NR GP, may also be deemed to indirectly beneficially own the Series A Preferred Stock held by NR-SOF and NR Co-Invest. Mr. Ellis disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(7)

Consists of 25,000 shares of Series A Preferred Stock directly held by NR-SOF and 5,000 shares of Series A Preferred Stock directly held by NR Co-Invest. Such shares may be deemed to be indirectly beneficially owned by NR GP as the general partner of NR-SOF and NR Co-Invest. Mr. Ellis, as a member of NR GP, may also be deemed to indirectly beneficially own the Series A Preferred Stock held by NR-SOF and NR Co-Invest. Mr. Ellis disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(8)	Includes a total of 713,334 shares issuable upon the exercise of outstanding stock options and, without duplication, 2,102,734 shares currently issuable upon conversion of Series A Preferred Stock.

(9)

Mr. Logan served as the Chief Financial Officer of the Company until January 31, 2025. Share figure includes 171,945 shares purchasable upon the exercise of outstanding options and 200,000 shares purchasable upon the exercise of outstanding performance-restricted options upon which vesting requires achievement of certain targeted share trading prices.

(10)

Based on information reported on Schedules 13D filed with the SEC, including Amendment No. 6 to Schedule 13D filed on December 1, 2023. Investment and voting power over shares held by Slipstream Communications, LLC may be deemed to be directly or indirectly controlled by Craig Cogut, Chairman and Chief Executive Officer of Pegasus Capital Advisors, LLC. Slipstream Communications, LLC (“Slipstream Communications”) is the sole member of Slipstream Funding, LLC (“Slipstream Funding”). BCOM Holdings, LP (“BCOM Holdings”) is the managing member of Slipstream Communications. BCOM GP LLC (“BCOM GP”) is the general partner of BCOM Holdings. Business Services Holdings, LLC (“Business Services Holdings”) is the sole member of BCOM GP. PP IV BSH, LLC (“PP IV BSH”), Pegasus Investors IV, L.P. (“Pegasus Investors”) and Pegasus Partners IV (AIV), L.P. (“Pegasus Partners (AIV)”) are the members of Business Services Holdings. Pegasus Partners IV, L.P. (“Pegasus Partners”) is the sole member of PP IV BSH. Pegasus Investors IV, L.P. (“Pegasus Investors”) is the general partner of each of Pegasus Partners (AIV) and Pegasus Partners and Pegasus Investors IV GP, L.L.C. (“Pegasus Investors GP”) is the general partner of Pegasus Investors. Pegasus Investors GP is wholly owned by Pegasus Capital, LLC (“Pegasus Capital”). Pegasus Capital may be deemed to be directly or indirectly controlled by Craig Cogut. The business address of each of Slipstream Funding, Slipstream Communications, BCOM Holdings, BCOM GP, Business Services Holdings, Pegasus Investors, Pegasus Investors GP, Pegasus Capital and Craig Cogut is c/o Pegasus Capital Advisors, L.P., 750 East Main Street, Suite 600, Stamford, CT 06902.

(11)	Includes 1,731,498 shares of Common Stock issuable upon the exercise of outstanding warrants.

(12)

Investment and voting power over shares held by Slipstream Funding, LLC is held by Slipstream Communications, LLC, its sole member, and may deemed to be directly or indirectly controlled by Craig Cogut, Chairman and Chief Executive Officer of Pegasus Capital Advisors, LLC. See table footnote 10 for further information.

(13)

Based on information reported on Schedule 13D filed on November 14, 2025 by (i) NR-SOF, (ii) NR Co-Invest, (iii) NR GP, (iv) Todd B. Hammer, and (v) Thomas B. Ellis, as well as information known to us. Securities held by NR-SOF may be deemed to be indirectly beneficially owned by NR GP as the general partner of NR-SOF. Messrs. Hammer and Ellis, as members of NR GP, may also be deemed to indirectly beneficially own the Series A Preferred Stock held by NR-SOF. NR GP and Messrs. Hammer and Ellis disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein.

(14)

Includes shares initially issuable upon conversion of shares of Series A Preferred Stock. The reported beneficial ownership excludes an additional 6,581,055 shares of Common Stock initially issuable upon conversion of the Series A Preferred Stock that are not presently issuable due to the Beneficial Ownership Limitation and the Exchange Cap limitation set forth in the Certificate of Designations and described elsewhere in this proxy statement.

(15)

Based on information reported on Schedule 13D filed on November 14, 2025 by (i) NR-SOF, (ii) NR Co-Invest, (iii) NR GP, (iv) Todd B. Hammer, and (v) Thomas B. Ellis, as well as information known to us. Securities held by NR Co-Invest may be deemed to be indirectly beneficially owned by NR GP as the general partner of NR Co-Invest. Messrs. Hammer and Ellis, as members of NR GP, may also be deemed to indirectly beneficially own the Series A Preferred Stock held by NR Co-Invest. NR GP and Messrs. Hammer and Ellis disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein.

(16)

Includes shares initially issuable upon conversion of shares of Series A Preferred Stock. The reported beneficial ownership excludes an additional 1,316,211 shares of Common Stock initially issuable upon conversion of the Series A Preferred Stock that are not presently issuable due to the Beneficial Ownership Limitation and the Exchange Cap limitation set forth in the Certificate of Designations and described elsewhere in this proxy statement.

FORM 10-K

A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT, AND ANY AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL.

DISCRETIONARY PROXY VOTING AUTHORITY/

UNTIMELY SHAREHOLDER PROPOSALS

Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs our use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in our proxy statement. The rule provides that if a proponent of a proposal fails to notify us of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. However, if the date of the meeting has changed more than 30 days from the prior year, then the management proxies will be allowed to use their discretionary voting authority if we are not provided with notice of the proposal a reasonable time before we send proxy materials for the current year.

With respect to the Annual Meeting, if we were not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in our proxy statement, by November 19, 2025, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

We will bear the cost of preparing, assembling and mailing the proxy, proxy statement, Annual Report and other material that may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of Company stock, in which case they may be reimbursed by us for their expenses in doing so. Proxies may be solicited personally, by email or by special letter.

OTHER MATTERS

The Board of Directors and management know of no other matters that will be presented for consideration at the Annual Meeting. However, because it is possible that matters of which the Board of Directors and management are not now aware may come before the meeting or any adjournment of the meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the proxy statement.

HOUSEHOLDING OF MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple Company shareholders in each household unless otherwise instructed by such Company shareholders. We will deliver promptly a separate copy of the proxy statement to any Company shareholder upon written or oral request to our Corporate Secretary, at 13100 Magisterial Drive, Suite 102, Louisville, KY 40223, telephone: (502) 791-8800. Any Company shareholder wishing to receive separate copies of our proxy statement or annual report to Company shareholders in the future, or any Company shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company shareholder’s bank, broker, or other nominee record holder, or the Company shareholder may contact us at the above address and phone number.

By Order of the Board of Directors,

/s/ Richard Mills
Richard Mills
Chief Executive Officer and Chairman
Louisville, Kentucky
[●], 2025